Exhibit 99.1

Insperity Announces Record Third Quarter Results

HOUSTON – Nov. 1, 2017 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended Sep. 30, 2017:

•	Worksite employee growth up 10.5% in spite of hurricane disruptions

•	Net income increases 37% to $19 million

•	Adjusted EBITDA increases 38% to $43 million

•	EPS up 38% to $0.91; Adjusted EPS up 46% to $1.14

Third Quarter Results

Third quarter 2017 net income and diluted earnings per share of $19.2 million and $0.91 represented increases of 37% and 38%, respectively, compared to the third quarter of 2016. Adjusted diluted earnings per share were $1.14, a 46% increase over the third quarter of 2016. Adjusted EBITDA increased 38% over the third quarter of 2016 to $43.1 million.

“We are pleased with the excellent results of the third quarter in spite of the disruption caused by Hurricane Harvey in our home state of Texas,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are well on our way to a successful fall selling and retention campaign giving us confidence to continue our strong performance into 2018.”

Revenues for the third quarter of 2017 increased 13.2% over the third quarter of 2016 on a 10.5% increase in the average number of worksite employees paid per month. The worksite employee growth was the result of new client sales driven by a 12% increase in the average number of trained Business Performance Advisors, and a continuing high level of client retention, which averaged 99% in the third quarter. The net effect of employment by our client base during the quarter was slightly negative as employee terminations exceeded new hires.

Gross profit increased 19% over the third quarter of 2016 to $140.0 million, due primarily to 10.5% worksite employee growth and improved results in our benefits and workers’ compensation programs and increases in our overall pricing. Operating expenses increased 16% over the third quarter of 2016 to $110.2 million. Adjusted operating expenses increased 15% over the third quarter of 2016 and included an additional accrual for incentive compensation tied to our outperformance during the quarter. Net income per worksite employee per month increased 21% over the third quarter of 2016 to $34. Adjusted EBITDA per worksite employee per month increased 24% over the third quarter of 2016 to $77. The lower third quarter 2017 effective income tax rate of 36% was primarily attributable to favorable adjustments related to research and development credits.

“Our continued growth, strong operating results and cash flow generation has positioned us to continue providing a high-level of shareholder return through our share repurchase and dividend programs,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “We ended the third quarter with over $100 million in available cash, more than double the cash level at the end of 2016, while repurchasing 349,000 shares of common stock and paying $18 million in cash dividends during the first nine months of 2017.”

Year-to-Date Results

For the nine months ended September 30, 2017, net income was $68.8 million, or $3.27 per diluted share, and adjusted diluted earnings per share increased 26% over the first nine months of 2016 to $3.80. Adjusted EBITDA increased 18% to $139.2 million.

Revenues for the first nine months of 2017 totaled $2.5 billion, an increase of 12% over the 2016 period, on a 10% increase in the average number of worksite employees paid per month. Gross profit for the nine months ended September 30, 2017 increased 13% to $429.9 million. Operating expenses increased 12% to $323.6 million in 2017, while operating expenses per worksite employee increased only 1% when compared to the 2016 period. Net income per worksite employee per month increased 11% over the 2016 period to $42. Adjusted EBITDA per worksite employee per month increased 8% to $86.

Cash outlays in the first nine months of 2017 included the repurchase of 348,957 shares of common stock at a cost of $27.2 million, dividends totaling $17.8 million and capital expenditures of $26.5 million.

2017 Guidance

The company also announced its updated guidance for 2017, including the fourth quarter of 2017. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2017			Full Year 2017

Average WSEEs	189,800	—	191,600	182,800	—	183,200
Year-over-year increase	10%	—	11%	10%	—	10.5%

Adjusted EPS	$0.91	—	$0.95	$4.71	—	$4.75
Year-over-year increase	57%	—	64%	31%	—	32%

Adjusted EBITDA (in millions)	$36	—	$38	$175	—	$177
Year-over-year increase	56%	—	65%	24%	—	25%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the fourth quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 98782439. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 98782439. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 31 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Consulting, Payroll & Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management,

Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2016 revenues of $2.9 billion, Insperity operates in 61 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Cash and cash equivalents	$285,934	$286,034
Restricted cash	41,748	42,637
Marketable securities	1,950	1,851
Accounts receivable, net	302,291	270,284
Prepaid insurance	18,978	15,041
Other current assets	19,260	19,526
Income taxes receivable	878	4,949
Total current assets	671,039	640,322
Property and equipment, net	93,740	80,261
Prepaid health insurance	9,000	9,000
Deposits	148,121	148,638
Goodwill and other intangible assets, net	12,783	13,088
Deferred income taxes, net	8,205	14,025
Other assets	4,484	1,840
Total assets	$947,372	$907,174
Liabilities and stockholders’ equity:
Accounts payable	$3,070	$4,189
Payroll taxes and other payroll deductions payable	185,456	247,766
Accrued worksite employee payroll cost	256,702	215,214
Accrued health insurance costs	34,543	26,360
Accrued workers’ compensation costs	44,011	44,231
Accrued corporate payroll and commissions	34,703	40,761
Other accrued liabilities	20,856	22,437
Total current liabilities	579,341	600,958
Accrued workers’ compensation cost	161,691	141,291
Long-term debt	104,400	104,400
Total noncurrent liabilities	266,091	245,691
Stockholders’ equity:
Common stock	277	277
Additional paid-in capital	20,439	9,240
Treasury stock, at cost	(247,956)	(227,152)
Retained earnings	329,180	278,160
Total stockholders’ equity	101,940	60,525
Total liabilities and stockholders’ equity	$947,372	$907,174

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Operating results:
Revenues (gross billings of $4.898 billion, $4.314 billion, $14.656 billion and $13.040 billion less worksite employee payroll cost of $4.102 billion, $3.611 billion, $12.182 billion and $10.828 billion, respectively)	$795,513	$702,538	13.2%	$2,473,729	$2,212,278	11.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	655,547	584,742	12.1%	2,043,864	1,831,207	11.6%
Gross profit	139,966	117,796	18.8%	429,865	381,071	12.8%
Operating expenses:
Salaries, wages and payroll taxes	65,223	56,897	14.6%	189,138	170,910	10.7%
Stock-based compensation	6,584	4,191	57.1%	16,390	12,527	30.8%
Commissions	5,675	5,030	12.8%	15,815	13,646	15.9%
Advertising	3,476	3,540	(1.8)%	13,623	13,299	2.4%
General and administrative expenses	24,513	21,318	15.0%	75,315	66,356	13.5%
Depreciation and amortization	4,696	4,047	16.0%	13,355	12,494	6.9%
Total operating expenses	110,167	95,023	15.9%	323,636	289,232	11.9%
Operating income	29,799	22,773	30.9%	106,229	91,839	15.7%
Other income (expense):
Interest income	1,015	335	203.0%	2,158	927	132.8%
Interest expense	(894)	(628)	42.4%	(2,320)	(1,915)	21.1%
Income before income tax expense	29,920	22,480	33.1%	106,067	90,851	16.7%
Income tax expense	10,718	8,415	27.4%	37,219	34,380	8.3%
Net income	$19,202	$14,065	36.5%	$68,848	$56,471	21.9%
Less distributed and undistributed earnings allocated to participating securities	(337)	(330)	2.1%	(1,233)	(1,283)	(3.9)%
Net income allocated to common shares	$18,865	$13,735	37.3%	$67,615	$55,188	22.5%
Basic net income per share of common stock	$0.92	$0.66	39.4%	$3.29	$2.64	24.6%
Diluted net income per share of common stock	$0.91	$0.66	37.9%	$3.27	$2.64	23.9%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change

Statistical Data:
Average number of worksite employees paid per month	186,641	168,909	10.5%	180,424	163,607	10.3%
Revenues per worksite employee per month(1)	$1,421	$1,386	2.5%	$1,523	$1,502	1.4%
Gross profit per worksite employee per month	250	232	7.8%	265	259	2.3%
Operating expenses per worksite employee per month	197	187	5.3%	199	197	1.0%
Operating income per worksite employee per month	53	45	17.8%	65	62	4.8%
Net income per worksite employee per month	34	28	21.4%	42	38	10.5%

(1) Gross billings of $8,748, $8,513, $9,025 and $8,856 per worksite employee per month, less payroll cost of $7,327, $7,127, $7,502 and $7,354 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change

Payroll cost (GAAP)	$4,102,820	$3,611,159	13.6%	$12,181,816	$10,828,301	12.5%
Less: Bonus payroll cost	312,230	255,112	22.4%	1,233,827	1,050,649	17.4%
Non-bonus payroll cost	$3,790,590	$3,356,047	12.9%	$10,947,989	$9,777,652	12.0%

Payroll cost per worksite employee per month (GAAP)	$7,327	$7,127	2.8%	$7,502	$7,354	2.0%
Less: Bonus payroll cost per worksite employee per month	557	504	10.5%	760	714	6.4%
Non-bonus payroll cost per worksite employee per month	$6,770	$6,623	2.2%	$6,742	$6,640	1.5%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	September 30, 2017	December 31, 2016

Cash, cash equivalents and marketable securities (GAAP)	$287,884	$287,885
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	168,334	221,710
Customer prepayments	14,167	21,256
Adjusted cash, cash equivalents and marketable securities	$105,383	$44,919

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change

Operating expenses (GAAP)	$110,167	$95,023	15.9%	$323,636	$289,232	11.9%
Less:
Charitable donations to Hurricane Harvey relief efforts	1,218	—	—	1,218	—	—
Stockholder advisory expenses	—	—	—	—	323	—
Adjusted operating expenses	$108,949	$95,023	14.7%	$322,418	$288,909	11.6%

Operating expenses per worksite employee per month (GAAP)	$197	$187	5.3%	$199	$197	1.0%
Less:
Charitable donations to Hurricane Harvey relief efforts per worksite employee per month	2	—	—	1	—	—
Stockholder advisory expenses per worksite employee per month	—	—	—	—	—	—
Adjusted operating expenses per worksite employee per month	$195	$187	4.3%	$198	$197	0.5%

Adjusted operating expenses represent operating expenses excluding the impact of charitable contributions related to Hurricane Harvey recovery efforts and stockholder advisory expenses. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended September 30,				Nine Months Ended September 30,

	2017		2016	Change	2017	2016	Change

Net income (GAAP)	$19,202		$14,065	36.5%	$68,848	$56,471	21.9%
Income tax expense	10,718		8,415	27.4%	37,219	34,380	8.3%
Interest expense	894	—	628	42.4%	2,320	1,915	21.1%
Depreciation and amortization	4,696		4,047	16.0%	13,355	12,494	6.9%
EBITDA	35,510		27,155	30.8%	121,742	105,260	15.7%
Stock-based compensation	6,584		4,191	57.1%	16,390	12,527	30.8%
Charitable donations to Hurricane Harvey relief efforts	1,218		—	—	1,218	—	—
Other	(200)		—	—	(200)	—	—
Stockholder advisory expenses	—		—	—	—	323	—
Adjusted EBITDA	$43,112		$31,346	37.5%	$139,150	$118,110	17.8%

Net income per worksite employee per month (GAAP)	$34		$28	21.4%	$42	$38	10.5%
Income tax expense per worksite employee per month	19		17	11.8%	23	23	—
Interest expense per worksite employee per month	2		1	100.0%	1	1	—
Depreciation and amortization per worksite employee per month	8		8	—	9	9	—
EBITDA per worksite employee per month	63		54	16.7%	75	71	5.6%
Stock-based compensation per worksite employee per month	12		8	50.0%	10	9	11.1%
Charitable donations to Hurricane Harvey relief efforts per worksite employee per month	2		—	—	1	—	—
Other per worksite employee per month	—		—	—	—	—	—
Stockholder advisory expenses per worksite employee per month	—		—	—	—	—	—
Adjusted EBITDA per worksite employee per month	$77		$62	24.2%	$86	$80	7.5%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, charitable contributions related to Hurricane Harvey recovery efforts, stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2017	2016	Change	2017	2016	Change

Net income (GAAP)	$19,202	$14,065	36.5%	$68,848	$56,471	21.9%
Non-GAAP adjustments:
Stock-based compensation	6,584	4,191	57.1%	16,390	12,527	30.8%
Charitable donations to Hurricane Harvey relief efforts	1,218	—	—	1,218	—	—
Other	(200)	—	—	(200)	—	—
Stockholder advisory expenses	—	—	—	—	323	—
Total non-GAAP adjustments	7,602	4,191	81.4%	17,408	12,850	35.5%
Tax effect	(2,723)	(1,569)	73.6%	(6,262)	(4,858)	28.9%
Adjusted net income	$24,081	$16,687	44.3%	$79,994	$64,463	24.1%

	Three Months Ended September 30,			Nine Months Ended September 30,

	2017	2016	Change	2017	2016	Change

Diluted net income per share of common stock (GAAP)	$0.91	$0.66	37.9%	$3.27	$2.64	23.9%
Non-GAAP adjustments:
Stock-based compensation	0.31	0.20	55.0%	0.78	0.59	32.2%
Charitable donations to Hurricane Harvey relief efforts	0.06	—	—	0.06	—	—
Other	(0.01)	—	—	(0.01)	—	—
Stockholder advisory expenses	—	—	—	—	0.02	—
Total non-GAAP adjustments	0.36	0.20	80.0%	0.83	0.61	36.1%
Tax effect	(0.13)	(0.08)	62.5%	(0.30)	(0.24)	25.0%
Adjusted diluted net income per share of common stock	$1.14	$0.78	46.2%	$3.80	$3.01	26.2%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of stock-based compensation and other charges and charitable contributions related to Hurricane Harvey recovery efforts. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, Adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, Adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2017 guidance (in millions, except per share amounts):

	Q4 2017 Guidance	Full Year 2017 Guidance

Net income (GAAP)	$16 - $17	$86 - $87
Income tax expense	9 - 10	46 - 47
Interest expense	1	3
Depreciation and amortization	5	18
EBITDA	31 - 33	153 - 155
Stock-based compensation	5	22
Adjusted EBITDA	$36 - 38	$175 - $177

Diluted net income per share of common stock (GAAP)	$0.75 - $0.79	$4.05 - $4.09
Non-GAAP adjustments:
Stock-based compensation	0.25	1.03
Tax effect	(0.09)	(0.37)
Adjusted EPS	$0.91 - $0.95	$4.71 - $4.75

###